SELLING DEALER AGREEMENT

To Whom It May Concern:

          Capital Preferred Yield Fund - V, L.P., a limited partnership organized under the laws of Delaware (the "Partnership"), CAI Equipment Leasing VI Corp., a Colorado corporation and the General Partner of the Partnership (the "General Partner") and CAI Securities Corporation, a California corporation (the "Dealer-Manager"), hereby enter into this Selling Dealer Agreement (the "Agreement") with you. All defined terms not otherwise defined herein shall have the meaning set forth in Article One of the Partnership's Amended and Restated Agreement of Limited Partnership, as set forth in Exhibit A to the Prospectus (as defined below). You, together with all other broker-dealers executing this Agreement, shall be referred to as the "Selling Dealers."

         I. Description of the Offering. The Partnership proposes to offer to investors meeting specified criteria an aggregate of $50,000,000 of its limited partnership interests ("Units"), consisting of 500,000 Units at a price of $100 per Unit, with a minimum purchase of twenty-five (25) Units per subscriber (ten
(10) Units for IRAs and Qualified Plans). If the Minimum Offering is not subscribed for on the date 12 months from the date of the Prospectus, the Offering will terminate and all funds received from subscribers for the Units will be promptly returned with interest earned thereon. The Offering shall terminate no later than the date 24 months from the date of the Prospectus. The Partnership reserves the right to refuse to sell a Unit to any Person at any time. Persons accepting the offer to subscribe and thereafter purchasing Units and becoming limited partners of the Partnership are herein referred to as "Participants." The Partnership and the Offering are more fully described in the Prospectus (as defined in Section II.A. below).

         II. Representations and Warranties of the General Partner, the Partnership and the Dealer-Manager. The General Partner, the Partnership and the Dealer-Manager jointly and severally represent, covenant, warrant and agree with you for your benefit that:

                  A. The Partnership has prepared and filed with the Securities and Exchange Commission (the "Commission") a Registration Statement and amendments thereto, on Form S-1 (File No. ________) covering the registration of Securities under the Securities Act of 1933 (the "Securities Act") and the Rules and Regulations of the Commission under the Securities Act (the "Rules and Regulations"). Such Registration Statement, as amended, at the time it becomes effective, and the final prospectus included therein, are herein respectively called the "Registration Statement" and the "Prospectus."

                  B. The Registration Statement and Prospectus, and all amendments or supplements thereto, will contain all statements which are required to be stated therein in accordance with the Securities Act and the Rules and Regulations and will conform in all material respects with the requirements of the Securities Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  C. The Accountants who have certified or shall certify the audited financial statements of the Partnership and the General Partner filed and to be filed with the Commission as part of the Registration Statement and the Prospectus are independent accountants as required by the Securities Act and the Rules and Regulations.

                  D. The financial statements of the Partnership and the General Partner filed with and as part of the Registration Statement present fairly the financial position of the Partnership and the General Partner, respectively, as of the dates of such financial statements, in conformity with generally accepted accounting principles.

                  E. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as set forth therein or contemplated thereby: (i) there has not been any material adverse change in the condition, financial or otherwise, of the Partnership; and
(ii) the Partnership has not incurred any liability or obligation or entered into any transaction otherwise than in the ordinary course of business, which change or liability, obligation or transaction is material to the financial condition of the Partnership.

                  F. The Units conform to the description thereof contained in the Prospectus in all material respects.

                  G. Neither the issuance nor the sale of the Units, nor the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms hereof, will conflict with, result in a breach of or constitute a default under the terms of any indenture, or other material agreement or instrument to which the Partnership, the General Partner or the Dealer-Manager are, or will be, subject, or to the best of their respective knowledge, any order or regulation applicable to any or all of them of any court, regulatory or governmental body having jurisdiction over them or any of their respective properties or operations.

                  H. The Units, when issued, will be duly authorized, validly issued, fully paid and nonassessable.

                  I. The Partnership has been duly formed pursuant to the Delaware Revised Uniform Limited Partnership Act and is validly existing as a limited partnership in good standing under the laws of the State of Delaware with full power and authority to own properties (or interest therein) and conduct its business as described in the Prospectus. The Partnership is qualified to do business as a limited partnership or similar entity offering limited liability in those jurisdictions where such qualification is necessary to assure limited liability for the limited partners.

                  J. The persons who have signed this Agreement on behalf of the Partnership, the General Partner and the Dealer-Manager, respectively, are duly authorized to so sign, and this Agreement has been duly executed and delivered by, and is the valid, legal and binding agreement of, the Partnership, the General Partner and the Dealer-Manager, enforceable in accordance with its terms.

          III. Representations, Warranties and Agreements of the Selected Dealer. You represent and warrant to and agree with the General Partner, the Partnership and the Dealer- Manager as follows:

                  A. You are registered as a broker-dealer with the Commission, are a member in good standing of the National Association of Securities Dealers, Inc. ("NASD") and are duly licensed and authorized to act as a broker-dealer for the sale of securities in all jurisdictions in which you intend to or will make offers and/or sales of Units pursuant to this Agreement.

                  B. In connection with the offer and sale of Units pursuant to this Agreement, you will comply with all provisions of the Securities Act, the Rules and Regulations and other federal laws and regulations pertaining to the sales of securities pursuant to the Offering, the securities or "blue sky" laws and regulations and other applicable laws and regulations of the states or other jurisdiction in which you will sell the Units and the Bylaws and the Rules of Conduct of the NASD, including all published NASD interpretations thereof, whether issued by the Board of Governors of the NASD, contained in any NASD Notice to Members or otherwise (the "NASD Rules of Conduct").

                  C. You will make no sales of the Units unless such sale is preceded or accompanied by the Prospectus.

                  D. You will assist the Partnership in qualifying the Units for sale under the laws of such states or jurisdiction as you and the General Partner shall mutually agree and shall make no sale of Units in any state or jurisdiction until you have been advised by the General Partner that the Units have been duly qualified for sale therein.

                  E. You will, in accordance with the NASD Rules of Conduct, including Rule 2810, (i) diligently make inquiries as required by law of all prospective Participants in order to ascertain whether a purchase of the Units is suitable for such Person, (ii) promptly transmit to the Dealer-Manager all fully completed and duly executed Subscription Agreements, (iii) retain in your records and make available to the Partnership, for a period consistent with the NASD Rules of Conduct, information establishing that each purchaser of the Units is within the permitted class of investors under the requirements, if any, of the jurisdiction in which such purchaser is resident and under the suitability standards set forth in the Prospectus and the Subscription Agreement, and (iv) not purchase any Units on behalf of a discretionary account without the prior approval of the beneficial owner(s) of such account in connection therewith.

In connection with the foregoing, you will pay particular attention to the requirements of Rule 2810 of the NASD Rules of Conduct.

                  F. You have, in accordance with the NASD Rules of Conduct, including Rule 2810 thereof, conducted an inquiry, or reasonably relied upon the results of an inquiry conducted with due care by another NASD member (with the consent of that member) which is not a Sponsor or an Affiliate of a Sponsor, into the adequacy and accuracy of disclosure of material facts relating to the Offering. In determining the adequacy of facts, you have obtained (or the NASD member on whom you have relied has obtained) information relating at a minimum to the following, if relevant in view of the nature of the Partnership: items of compensation, physical properties, tax aspects, financial stability and experience of the Sponsor, the conflicts and risk factors inherent in the Partnership, and appraisals and other pertinent reports. Prior to the sale of any Units, you will inform the prospective Participant of all pertinent facts relating to the liquidity and marketability of the Units during the term of the investment.

                  G. Pursuant to your appointment as agent for the Partnership as set forth in Section IV below, insofar as it is within your control, you will in good faith use your best efforts to conduct the Offering in compliance with the Securities Act and the Rules and Regulations, the NASD Rules of Conduct and the permit(s) or authorizations issued with respect to the Offering by any state or other securities regulatory authority and in this regard:

                           1. You will,  during the course of the Offering,  and
                  to the extent you or any person associated with you makes any representations other than those set forth in the Prospectus, not make any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make any statement made not misleading concerning the Offering or any matters set forth in or contemplated by the Prospectus.

                      2. You will,  prior to the sale of any of the Units,  make every reasonable effort to determine that an investment in the Units is a suitable and appropriate investment for each prospective Participant and you will prepare and maintain for your benefit and for the benefit of the Partnership and the
                  General Partner file memoranda and other appropriate records substantiating the foregoing, which records shall include but not be limited to the prospective Participant's age, investment objectives, investment experience, income, net worth, financial situation and other investments.

                           3. You will, in the event you use any sales materials
                  (which, other than any such materials furnished to you by the Partnership or the Dealer-Manager, shall be prepared and provided solely at your own expense) other than the Prospectus, refrain from providing any such materials to any prospective Participant unless such materials have been approved by the Commission and the securities regulatory authority of the state or other jurisdiction in which the materials are to be used, and are accompanied or preceded by the Prospectus.

                           4. You will provide each prospective Participant with
                  a copy of the Prospectus and the exhibits thereto during the course of the Offering and prior to sale obtain a written acknowledgement from each such Person which, among other things, contains a representation that such Person understands that during the course of the Offering and prior to any sale, he has the opportunity to review all pertinent facts concerning the Partnership and the General Partner and obtain other information such Person might request, to the extent such information is possessed by the Partnership or the General Partner or obtainable by either of them without unreasonable effort or expense, in order to verify the accuracy of the information contained in the Prospectus.

                           5. Until the Termination Date (as defined in the Prospectus), if any event affecting the Partnership, the General Partner, the Dealer-Manager or you should occur which the General Partner, the Partnership, the Dealer-Manager or their counsel believe should be set forth in a supplement or amendment to the Prospectus, you agree to distribute such supplement or amendment to persons who have previously received a copy of the Prospectus from you and continue to be interested in the Partnership and further agree to include such supplement or amendment in all further deliveries of the Prospectus. The General Partner shall at its own expense prepare and furnish to you a reasonable number of copies of that supplement or amendment for such distribution.

                           6. You will implement appropriate procedures designed
                  to assure that each solicitation and sale made by you and the persons associated with you, and your and their efforts hereunder, will be in accordance with the terms of this Agreement and the NASD Rules of Conduct and, particularly with the terms of Rule 2810 of the NASD Rules of Conduct.

                           7. In connection  with receipt of any sales incentive
                  amounts, you will at all times comply with the requirements of the NASD Rules of Conduct, including Rule 2810, thereof.

                           8. You will at all times comply with the requirements
                  of Rule 15c2-4 of the Commission, and all interpretations thereof issued by the NASD. In this regard, upon receipt of any checks from prospective Participants for Units, you shall promptly transmit the same, together with a copy of such Person's Subscription Agreement, to the Dealer-Manager by noon of the next business day following your receipt thereof.

                           9. In  recommending  to a  Participant  the purchase,
                  sale or exchange of a Unit, you will:

                                    (a) have reasonable  grounds to believe,  on
                           the basis of information obtained from the Participant concerning his investment objectives, other investments, financial situation and needs, and any other information known by you, that:

                                            (i) the Participant is or will be in
                                    a financial  position  appropriate to enable
                                    him to realize to a  significant  extent the
                                    benefits   described   in  the   Prospectus,
                                    including the tax benefits where they are a significant aspect of the Partnership;

                                            (ii)  the  Participant  has  a  fair
                                    market net worth sufficient to sustain the risks inherent in the Partnership, including loss of investment and lack of liquidity; and

                                            (iii) the  Partnership  is otherwise
                                    suitable for the Participant; and

                                    (b)   maintain   in  your  files   documents
                           disclosing the basis upon which the determination of suitability was reached as to each Participant.

                           10. Prior to executing a purchase transaction in Units of the Partnership, you will inform the prospective Participant of all pertinent facts relating to the liquidity and marketability of the Partnership Units during the term of the investment; provided, however, that this subsection shall not apply to an initial or secondary public offering of or a secondary market transaction in a unit, depositary receipt or other interest in a direct participation program which complies with Paragraph (b)(2)(D) of Rule 2810 of the NASD Rules of Conduct.

                           11. You will provide each  Participant with a copy of
                  the final Prospectus at least five (5) business days prior to completion of a sale of the Units.

                           12. You will send each  Participant a confirmation of
                  his or her purchase.

                           13. You will maintain records of the information used
                  to determine that an investment in Units is suitable and appropriate for each investor and you will maintain these records for at least six years.

                           14. In making this determination,  you will ascertain
                  that the prospective investor:

                    a. meets the minimum income and net worth standards established for the Partnership;

                    b.   can reasonably  benefit from the  Partnership  based on
                         the   prospective    investor's    overall   investment
                         objectives and portfolio structure;

                    c. is able to bear the economic risk of the investment based on the prospective investor's overall financial situation; and

                    d.   has apparent understanding of:

                         (1)  the fundamental risks of the investment;

                         (2) the risk that the investor may lose the entire investment;

                         (3)  the lack of liquidity of the Units;

                         (4)  the restrictions on transferability of the Units;

                         (5) the background and qualifications of the Sponsor or the Persons responsible for directing and managing the Partnership; and

                         (6)  the tax consequences of the investment.

         IV. Sale of Units. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, you agree to sell the Units on a "best efforts" basis, as agent for the Partnership. As compensation for these services, the Partnership agrees that the Dealer-Manager will pay you a sales commission on each Unit sold by you pursuant to the terms of this Agreement of eight percent (8%) of the offering price of each such Unit (the "Sales Commission"). In addition, the Partnership (directly or indirectly through the General Partner or the Dealer-Manager) may reimburse you for bona fide due diligence expenses of the lesser amount of up to one-half of one percent (.50%) of the price of Units sold by you or the maximum amount payable under the NASD Rules of Conduct. The Unit price shall be $100.00, except that you shall provide a discount to the applicable purchaser of the Units an amount equal to one percent (1.0%) of the aggregate purchase price of Units as a reduction in Sales Commission for all purchases of $500,000 or more (a "Volume Discount"). The Volume Discount applies to an investor's entire purchase of Units if the aggregate purchase price exceeds $500,000, and the discount will be used to purchase additional Units. For purposes of computing the Volume Discounts, subscriptions for Units may be aggregated if: (i) the legal and beneficial ownership of Units to be purchased is identical to the legal and beneficial ownership of all other Units to be aggregated; (ii) all such Units are purchased through the same Selling Dealer; and (iii) the request to combine more than one subscription for Units is made at the time of the subsequent subscription. Any request for aggregating subscriptions will be subject to verification by the Dealer-Manager, whose determination will be final.

                  Notwithstanding the foregoing, however, the obligation of the Partnership to pay the Sales Commission and reimburse you for your bona fide due diligence expenses as aforesaid shall be subject to the following conditions and limitations:

                  A. The General Partner has reserved the right to accept or reject any subscriptions for Units as set forth in the Prospectus and no Sales Commission will be payable to you with respect to the tender of any Subscription Agreement which is rejected by you or the General Partner as aforesaid.

                  B. None of such Sales Commissions will be payable or paid until released to the Partnership on the Closing Date, from the escrow account in which they are to be deposited, of the initial $1,200,000 subscription proceeds, representing subscriptions for the Minimum Offering amount of 12,000 Units.

         V. Certain Covenants of the Partnership and the General Partner. The Partnership and the General Partner covenant and agree with you as follows:

                  A. The Partnership will not at any time file or make any amendment or supplement to the Registration Statement or Prospectus of which you shall have not previously been advised and furnished a copy.

                  B. The Partnership will advise you immediately, and confirm the advice in writing (i) when the Registration Statement shall have become effective with the Commission; (ii) when any post-effective amendment to the Registration Statement shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed; (iii) of any request of the Commission for amendment or supplementation of the Registration Statement or Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of the qualification of the Units for offering or sale in any jurisdiction, or of the institution of any proceedings for any such purposes. The Partnership will use its best efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use and to obtain as soon as possible the lifting thereof, if issued.

                  C. The Partnership will deliver to you without charge, and when requested, such number of copies of the Prospectus (as supplemented or amended, if the Partnership shall have made any supplements or amendments thereto) as you may reasonably request.

                  D. The Partnership will comply to the best of its ability with the Securities Act and the Rules and Regulations so as to permit the continuance of sales of and dealings in the Units under the Securities Act. If at any time when a prospectus is required to be delivered under the Securities Act, an event shall have occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not false or misleading or to make the Prospectus comply with the Securities Act, the Partnership will notify you promptly thereof and will furnish to you an amendment or supplement which will correct such statement in accordance with the requirements of the Securities Act and the Rules and Regulations.

                  E. The Partnership will use its best efforts to qualify the Units for sale under the laws of such states or jurisdictions as the General Partner shall determine and will comply to the best of its ability with such laws so as to permit the continuance of sales of and dealings in the Units thereunder.

                  F. The Partnership will furnish to you copies of all such documents, reports and information as shall be of general interest and are furnished by the Partnership to Participants generally.

                  G. The Partnership and the General Partner will pay and bear all costs and expenses in connection with the preparation, printing and filing of the Registration Statement, the Prospectus and amendments or supplements thereto, including fees of legal counsel for the Partnership, the qualifying of Units under the laws of certain jurisdictions as aforesaid, including filing fees and fees and disbursements of counsel in connection therewith, and the cost of furnishing to you and other Selling Dealers copies of the Registration Statement and the Prospectus and amendments or supplements thereto as herein provided.

         VI. Conditions to Your Obligations. Your obligations hereunder shall be subject to the accuracy of and compliance with, as of the date hereof and through the Termination Date, the representations, warranties and covenants of the Partnership, the General Partner and the Dealer-Manager, as appropriate, contained in Sections II and V above, to the performance by the General Partner and the Partnership of their obligations to be performed hereunder, and to the receipt by you of the following:

                  A. The favorable opinion of Ballard Spahr Andrews & Ingersoll, counsel for the Partnership and the General Partner, in form and substance satisfactory to you, to the effect that:

                           1. The Registration Statement has become effective under the Securities Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated under the Securities Act.

                           2. The Registration Statement, the Prospectus, and each amendment or supplement thereto (except for the financial statements, as to which counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.

                           3. Such counsel has participated in the preparation of the Registration Statement and Prospectus and no facts have come to the attention of such counsel to lead it to believe that either the Registration Statement or the Prospectus or any such amendment or supplement (except for the financial statements, financial and statistical data, prior performance tables and information concerning the Selling Dealers, as to which counsel need express no opinion) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                           4. The descriptions in the Registration Statement and Prospectus of the Partnership Agreement and other documents described therein are accurate and fairly represent the information required to be shown.

                           5. Such counsel does not know of any statutes or regulations or legal or governmental proceedings required to be described in the Prospectus which are not described as required, nor of any agreements or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required.

                           6.  This   Agreement   has  been  duly  executed  and
         delivered by the Partnership, the General Partner and the Dealer-Manager; and (upon the assumption that the Registration Statement complies with the Securities Act) this Agreement is a valid and binding agreement of the Partnership, the General Partner and the Dealer-Manager in accordance with its terms.

                  B. A certificate dated as of the effective date of the Registration Statement, signed by the General Partner, on behalf of itself and the Partnership, to the effect that, as of such date (i) the representations and warranties of the Partnership and General Partner contained in the Agreement are correct; and (ii) it has carefully examined the Registration Statement and the Prospectus, and in its opinion (a) neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (b) there are no material legal or governmental proceedings to which the Partnership or the General Partner is party or of which the business or the property of the Partnership or the General Partner is the subject which are not disclosed in the Registration Statement and Prospectus.

         VII. Conditions to Partnership's, General Partner's and Dealer-Manager's Obligations. The obligations of the General Partner, the Partnership and the Dealer-Manager shall be subject to the accuracy as of the date hereof, through the Termination Date, of the representations and warranties contained in Section III hereof, to the performance by you of your obligations hereunder required to be performed on or before the Termination Date, and to the following further conditions, namely, that it is understood and agreed that neither you nor any of your representatives is authorized to make any representations on behalf of the Partnership, the General Partner or the Dealer-Manager other than those contained in the Prospectus, or to act as the agent of the Partnership or for the Partnership in any other capacity except as expressly set forth herein, and each time you submit a subscription of a potential Participant, you shall be deemed to have represented to the Partnership, the General Partner and the Dealer-Manager that you have complied with the foregoing conditions.

         VIII.  Indemnification.

                    A. The General Partner will indemnify and hold you harmless against any losses, claims, damages, or liabilities, joint or several:

                           1. to which you may become subject under the Securities Act, any state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, any other document filed by the Partnership or the General Partner with any state securities regulatory authority in connection with the Offering or any sales literature prepared by the Partnership, the General Partner or the Dealer-Manager, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, unless the statement or omission was the direct result of information provided to the Partnership or the General Partner or their agents by you; or

                           2. to which you may become subject due to any misrepresentation by the Partnership or the General Partner or their agents (other than you or any other Selling Dealer) of a material fact in connection with the sale of the Units, unless the misrepresentation of such material facts was the direct result of information provided to the Partnership or the General Partner or their agents by you; or

                           3. to which you may become subject as a result of any breach by the Partnership or the General Partner of the representations and warranties contained herein.

                  The General Partner will reimburse you for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage or liability (or actions in respect thereof); provided, however, that the General Partner shall not be required to so reimburse you in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or Prospectus, or any amendment or supplement thereto, any other document filed by the Partnership or the General Partner with any state securities regulatory authority in connection with the Offering or in any sales literature prepared by the Partnership, the General Partner or the Dealer-Manager, in reliance upon and in conformity with written information furnished to the Partnership, the General Partner or the Dealer-Manager by you specifically for use therein. This indemnity agreement shall be in addition to any liabilities which the Partnership, the General Partner or the Dealer-Manager may otherwise have in connection with the Offering.

                  The foregoing indemnity agreement shall extend upon the same terms and conditions to, and shall inure to the benefit of, each Person, if any, who controls you within the meaning of the Securities Act.

                  B. You agree to indemnify and hold harmless the Partnership, the General Partner and the Dealer-Manager against any losses, claims, damages or liabilities, joint or several, to which any or all of them may become subject, under the Securities Act, any state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statements or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, any other document filed by the Partnership or the General Partner with any state securities regulatory authority in connection with the Offering or in any sales literature, or upon the omission or the alleged omission to state in the Registration Statement or Prospectus or any amendment or supplement thereto, any other document filed by the Partnership or the General Partner with any state securities regulatory authority in connection with the Offering or in any sales literature a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or Prospectus, or amendment or supplement thereto, any other document filed by the Partnership or the General Partner with any state securities regulatory authority in connection with the Offering or in any sales literature, in reliance upon and in conformity with written information furnished to the Partnership, the General Partner or the Dealer-Manager by you specifically for use therein (or with respect to sales literature, to the extent that such sales literature either was prepared by you or contained information furnished by you); and you will reimburse the Partnership, the General Partner or the Dealer-Manager for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage or liability (or action in respect thereof). This indemnity agreement shall be in addition to any liabilities to the Partnership, the General Partner or any other Person which you may otherwise have in connection with this Offering.

                  The foregoing indemnity agreement shall extend upon the same terms and conditions to, and shall inure to the benefit of, each Person, if any, who controls the Partnership or the General Partner within the meaning of the Securities Act.

                  C. Promptly after receipt by a party hereto of notice of the commencement of any action for which such party is eligible to be indemnified hereunder (the "Indemnified Party"), such Indemnified Party shall, if a claim in respect thereof is to be made against the party required under this Agreement to indemnify the Indemnified Party (the "Indemnifying Party") notify the Indemnifying Party in writing of the commencement thereof, within 15 days of receipt of any complaint, claim or other notice of commencement of an action; but the omission so to notify the Indemnifying Party shall not relieve it from any liability which it may have to any Indemnified Party otherwise than under this Section VIII. In case any such action shall be brought against an Indemnified Party, such party shall notify the Indemnifying Party of the commencement thereof, and the Indemnifying Party shall be entitled to participate  in,  and,  to the  extent  it shall  wish,  jointly  with any other
Indemnifying Party similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnifying and Indemnified Parties. After the Indemnified Party shall have received notice from the agreed-upon counsel that the defense has been so assumed, in the event that the Indemnified Party nonetheless elects to participate in the defense of any such action for any reason other than the presence of a conflict of interest, the Indemnifying Party shall not be responsible for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof.

         IX. Termination. This Agreement shall automatically be terminated, and the Partnership shall have no liability for the payment of any commissions or fees hereunder, in the event of the failure of you and the other Selling Dealers to sell at least 12,000 Units as of the date 12 months from the date of the Prospectus or the earlier termination of the offering by the General Partner.

          X. Applicable Law. This Agreement shall be construed in accordance with the laws of the State of Colorado.

         XI. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to you shall be mailed, delivered or telegraphed and confirmed to you at your address set forth above. You, the Partnership, the General Partner or the Dealer-Manager may change your or their address for receiving notices by written notice to the other parties hereto.

        XII. Parties. This Agreement shall inure to the benefit of and be binding upon you, the Partnership, the General Partner and the Dealer-Manager, and each of your and their respective successors and assigns.

       XIII. Severability. If any term or provision hereof is illegal or invalid for any reason whatsoever, such provision shall be deemed stricken from this Agreement and such illegality or invalidity shall not affect the validity of the remainder hereof.

        XIV. Headings.   The   headings  in  this  Agreement  are  provided  for
convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provisions thereof.

                  If the foregoing correctly sets forth our understanding, please so indicate in the space provided below for that purpose whereupon this letter shall constitute a binding agreement among us.

                                        Very truly yours,

                                        THE PARTNERSHIP

                                        CAPITAL PREFERRED YIELD FUND - V, L.P.

                                        CAI Equipment Leasing VI Corp.,
                                        as General Partner of
                                        Capital Preferred Yield Fund - V, L.P., and on its own behalf


Dated:                                  By:
       ----------------                    -------------------------------------
                                        Title:
                                              ----------------------------------

                                        THE DEALER-MANAGER

                                        CAI Securities Corporation


Dated:                                  By:
       ----------------                    -------------------------------------
                                        Title:
                                              ----------------------------------

ACCEPTED:


----------------------------------
Broker/Dealer Firm Name

----------------------------------
Main Office Address

----------------------------------
City, State, Zip

----------------------------------
Telephone Number

By:
   -------------------------------
   Authorized Signature

----------------------------------
Print or Type Name and Title

----------------------------------
Tax I.D. Number


Date:
     -----------------------------

                           CAI Securities Corporation
                     7175 West Jefferson Avenue, Suite 4000
                            Lakewood, Colorado 80235
                                 (800) 821-2456